EXHIBIT 1(n)

                              JANUS INVESTMENT FUND

                        Form of Certificate of Amendment


     The undersigned, being the Secretary of Janus Investment Fund, a trust with transferable shares of the type commonly called a Massachusetts business trust (the "Trust"), DOES HEREBY CERTIFY that, pursuant to the authority conferred upon the Trustees of the Trust by Section 9.3 of the Agreement and Declaration of Trust, dated February 11, 1986, as amended to date (hereinafter, as so amended, referred to as the "Declaration of Trust"), and by the affirmative vote of a Majority of the Trustees at a meeting duly called and held on ______________, the Declaration of Trust is amended as follows:


     1. Section 1.4 ("Definitions") of the Declaration of Trust is hereby amended by adding a new definition, "Class" or "Classes," which shall read in its entirety as follows:

          "Class" or "Classes" shall mean any class of Shares of a Series authorized by the Trustees to represent differing interests in such Series pursuant to the provisions of Section 6.1.

     2. The definition of "Majority Shareholder Vote" set forth in Section 1.4 of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

          "Majority Shareholder Vote," as used with respect to the election of any Trustee at a meeting of Shareholders, shall mean the vote for the election of such Trustee of a plurality of all outstanding Shares of the Trust, without regard to Series or Class, represented in person or by proxy and entitled to vote thereon, provided that a quorum determined as provided in Section 7.5 hereof) is present; and as used with respect to any other action required or permitted to be taken by Shareholders, shall mean the vote for such action of the holders of that majority of all outstanding Shares (or, where a separate vote of Shares of any particular Series or Class is to be taken, the affirmative vote of that majority of the outstanding Shares of that Series or Class) of the Trust which consists of: (i) a majority of all Shares (or of Shares of the particular Series or Class) represented in person or by proxy and entitled to vote on such action at the meeting of Shareholders at which such action is to be taken, provided that a quorum (determined as provided in Section 7.5 hereof) is present, or
          (ii) if such action is to be


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          taken by written consent of Shareholders, a majority of all Shares (or of Shares of the particular Series or Class) issued and outstanding and entitled to vote on such action; and as used with respect to any
          action   requiring  the  affirmative   vote  of  "a  majority  of  the
          outstanding voting securities", as the quoted phrase is defined in the 1940 Act, of the Trust or of any Fund, shall mean the vote for such action at a meeting of Shareholders of the smallest majority of all outstanding Shares of the Trust (or of Shares of the particular Series or Class) entitled to vote on such action which satisfies such 1940 Act voting requirement.

     3. Section 6.1 ("Description of Funds and Shares") of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

          SECTION 6.1 Description of Funds and Shares.

          (a) Shares; Funds; Series and Classes of Shares. The beneficial interest in the Trust shall be divided into Shares having a nominal or par value of one cent ($.01) per Share, of which an unlimited number may be issued. The Trustees shall have the power, without any requirement of Shareholder approval, from time to time: (i) to establish and designate one or more separate, distinct and independent Funds, in addition to the Funds established and designated by Section
          6.2 hereof, into which the assets of the Trust shall be divided; (ii) to authorize a separate Series of Shares for each such additional Fund (each of which Series shall represent interests only in the Fund with respect to which such Series was authorized); and (iii) to establish and designate two or more separate Classes of Shares for any Series by, from time to time, setting or changing in one or more respects provisions applicable to such Class or Classes relating to sales charges, expenses, any rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and distributions and on liquidation, sinking or purchase fund provisions, conversion rights and (subject to Article VII hereof) conditions under which the Shareholders of the several Classes shall have separate voting rights or no voting rights (but no such provision that adversely affects the holders of Shares of any Series or Class shall become effective unless approved in compliance with Section 9.3). Except as otherwise provided as to a particular Fund herein, or in the Certificate of Designation therefor, the Trustees shall have all the rights and powers, and be subject to all the duties and obligations, with respect


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          to each such Fund and the  assets  and  affairs  thereof  as they have under this Declaration of Trust, with respect to the Trust and the Trust Property in general.

          (b) Establishment, etc. of Funds; Authorization of Shares and Classes. In order to establish and designate any Fund in addition to the Fund established and designated in Section 6.2 hereof and to authorize the Shares thereof, a Majority of the Trustees (or an officer of the Trust pursuant to the vote of a Majority of the Trustees) shall execute an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of the Series or Classes representing interests in such Fund and the manner in which the same may be amended (a "Certificate of Designation"), which may provide that the number of Shares of such Series which may be issued is unlimited, or may limit the number issuable. At any time that there are outstanding no Shares of any particular Series or Class previously established and designated, including any Series or Class representing interests in the Fund established and designated in Section 6.2 hereof, the Trustees may by an instrument executed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) terminate such Series or Class and the establishment and designation thereof and the authorization of its Shares (a "Certificate of Termination"). Each Certificate of Designation, Certificate of Termination and any instrument amending a Certificate of Designation shall have the status of an amendment to this Declaration of Trust, and shall be filed and become effective as provided in Section 9.4 hereof.

          (c) Character of Separate Funds and Shares Thereof. Each Fund established hereunder shall be a separate component of the assets of the Trust, and the holders of Shares of the Series representing the beneficial interest in the assets of that Fund shall be considered Shareholders of such Fund, but such Shareholders shall also be considered Shareholders of the Trust for purposes of receiving reports and notices and, except as otherwise provided herein or in the Certificate of Designation of a particular Fund as to such Fund, or as required by the 1940 Act or other applicable law, the right to vote, all without distinction by Series.

          (d) Consideration for Shares. The Trustees may issue Shares of any Series for such consideration (which may include property subject to, or acquired in connection with the assumption of,


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          liabilities)  and on such  terms  as  they  may  determine  (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and nonassessable (but may be subject to mandatory contribution back to the Trust as provided in Section 6.2(h) hereof). The Trustees may classify or reclassify any unissued Shares, or any Shares of any Series or Class previously issued and reacquired by the Trust, into Shares of one or more other Funds that may be established and designated from time to time.

     4. Section 7.1 ("Voting Powers") of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

          SECTION 7.1 Voting Powers. The Shareholders shall have power to vote only (i) for the election or removal of Trustees as provided in Sections 4.1(c) and (e) hereof, (ii) with respect to the approval or termination in accordance with the 1940 Act of any contract with a Contracting Party as provided in Section 5.2 hereof as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Fund to the extent and as provided in Sections 9.1 and 9.2 hereof, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in Section 9.3 hereof, (v) to the same extent as the stockholders of a Massachusetts business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Fund, or the Shareholders of any of them (provided, however, that a Shareholder of a particular Fund shall not in any event be entitled to maintain a derivative or class action on behalf of any other Fund or the Shareholders thereof), and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the Bylaws or any registration of the Trust with the Commission (or any successor agency) or any State, or as the Trustees may consider necessary or desirable. If and to the extent that the Trustees shall determine that such action is required by law or by this Declaration of Trust , they shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a separate vote of the outstanding Shares of each Fund entitled to vote thereon; provided, that (i) when expressly required by the 1940 Act or by other law, actions of Shareholders shall be taken by Single Class Voting of all


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          outstanding  Shares of each Series or Class whose holders are entitled to vote thereon; and (ii) when the Trustees determine that any matter to be submitted to a vote of Shareholders affects only the rights or interests of Shareholders of one or more but not all Funds or of one or more but not all Classes of a single Fund, then only the Shareholders of the Funds or Classes so affected shall be entitled to vote thereon.

     5. Section 7.5 ("Quorum and Required Vote") of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

          SECTION 7.5 Quorum and  Required  Vote.  Thirty  percent  (30%) of the
          Shares entitled to vote on a matter shall be a quorum for the transaction of business with respect to such matter at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. A Majority Shareholder Vote at a meeting at which a quorum is present shall decide any question, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the Bylaws, or when the Trustees shall in their discretion require a larger vote or the vote of a majority or larger fraction of the Shares of one or more particular Series or Classes.

     6. Section 9.3 ("Amendments; etc.") of the Declaration of Trust is hereby amended and restated in its entirety to read as follows:

          SECTION 9.3 Amendments; etc. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or the prohibition of assessment upon the Shareholders (otherwise than as permitted under Section 6.2(h)) without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an


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          instrument  in writing  signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of all Shareholders may be adopted at any time by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to a vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with
          Section 7.1 hereof of Shareholders holding a majority of all the Shares outstanding and entitled to vote, without regard to Series, or if said amendment adversely affects the rights of the Shareholders of less than all of the Funds or of less than all of the Classes of Shares of any Fund, by the vote of the holders of a majority of all the Shares entitled to vote of each Fund or of each Class, as the case may be, so affected. Subject to the foregoing, any such amendment shall be effective when the terms thereof have been duly adopted, as aforesaid. A certificate (which may be a part of such instrument) to the effect that such amendment has been duly adopted, and setting forth the circumstances thereof, shall be executed and acknowledged by a Trustee or officer of the Trust and filed as provided in Section 9.4
          hereof  (but  such  filing  shall  not  be  a   prerequisite   to  the
          effectiveness of such amendment).


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     IN WITNESS WHEREOF, the undersigned has set her hand and seal this ____ day of ____________, 1994.



                                        ________________________________________
                                        Janice M. Teague, Secretary




STATE OF COLORADO            )
                             )        ss.
CITY AND COUNTY OF DENVER    )

     BEFORE ME, the undersigned authority, on this day personally appeared Janice M. Teague, Secretary of Janus Investment Fund, who, being by me first duly sworn, stated on her oath that the foregoing document is true and correct and that she executed the same for the purposes and consideration therein expressed and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this ____ day of ___________, 1994.



My Commission Expires:                  ________________________________________
_________________________               Notary Public


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